Exhibit 99.1

News Release

Media Contact:
Lesley Weisenbacher
Vice President, Marketing
312.540.6623 | lesley.weisenbacher@merge.com

MERGE REPORTS SECOND QUARTER FINANCIAL RESULTS

Merge announces the resignation of Jeffery Surges and the appointment of Justin Dearborn as CEO

Chicago, IL (Aug. 9, 2013) Merge Healthcare Incorporated (NASDAQ: MRGE), a leading provider of clinical systems and innovations that seek to transform healthcare, today announced its financial and business results for the second quarter of 2013. Merge also announced that its board of directors has accepted the resignation of Jeffery A. Surges as Chief Executive Officer and Director of the Company and appointed Justin C. Dearborn, as the Company’s new CEO. Additionally, Merge announced that Nancy Koenig has been promoted to Chief Operating Officer of the Company from EVP, Operations and also has been elected to the Company’s Board of Directors to fill the vacancy created by Mr. Surges’ resignation.

“Speaking on behalf of all of Merge’s Directors, I want to apologize for the company’s very disappointing second quarter results,” said Michael W. Ferro, Jr., Merge’s Chairman of the Board and largest shareholder.  “We all strongly believe in the company, its products and its employees.  Our new leaders, Justin Dearborn and Nancy Koenig, resurrected Merge five years ago, and they are the right team to get the company back on track.  I, personally, plan to continue to invest in Merge, whether in response to opportunities in the market or otherwise.”

Mr. Dearborn said, “Merge’s value proposition continues to be very strong in three distinct market areas: imaging and interoperability, cardiology, and clinical trials. Our spending, on bringing innovative solutions to market, has outpaced our end user markets’ readiness for a variety of macro-economic reasons currently clouding hospital spend decision making. We saw a continued reluctance amongst large health systems to move forward with enterprise purchases. Unfortunately, this pause has overshadowed the fourth quarter in a row of very strong bookings and revenue growth from our clinical trials group.” Mr. Dearborn joined Merge in 2008 and has served as CEO, Chief Financial Officer and most recently as President and CEO of Merge’s DNA reporting segment.

We anticipate recording a pre-tax restructuring charge of approximately $1.0 million to $2.0 million in the third quarter of 2013 primarily for severance and other costs related to certain sales and marketing cost reduction initiatives taken in the quarter.

Financial Highlights:
-	Sales decreased to $57.2 million ($57.6 million on a pro forma basis) in the second quarter of 2013, from $62.9 million ($63.4 million on a pro forma basis) in the second quarter of 2012;
-	Adjusted EBITDA for the second quarter of 2013 was $8.5 million, representing 15% of pro forma revenue for the quarter, compared to $13.6 million and 21% in the second quarter of 2012 (see table at end of this press release for reconciliation);

-	Revenue generated from subscription-based pricing arrangements increased to 17% of total sales in the second quarter of 2013 and subscription backlog grew 82% since the second quarter of 2012;
-	Debt refinancing reduced Merge’s effective cash interest rate by almost 50% (approximately $14.3 million on an annual basis) and extended the maturity of its indebtedness to six years, while also adding a five-year, $20 million revolving credit facility; the refinancing resulted in $23.8 million of one-time expenses, including $20.3 million of cash expenditures incurred in the second quarter of 2013; and
-	Cash from business operations increased to $10.6 million in the second quarter of 2013 from $10.2 million in the second quarter of 2012.

Business Highlights:
-	Added 12 iConnect® contracts with large and small hospitals and imaging centers, including UC San Diego Medical Center, Children’s Memorial Hospital, Pioneers Memorial and Radiology Limited, among others;
-	Executed 17 contracts for Merge Cardiology products with clients including, Central Washington Hospital, Clinton Memorial Hospital, Borgess Health and St. Vincent Hospital, among others;
-	Saw 10 new clients from both large and smaller organizations across all specialties including radiology and orthopedics groups adopt Merge Honeycomb including, Premier Diagnostic, Vista Imaging, North Carolina Orthopedics, Parker University and Pioneers Memorial, among others;
-	Backlog for the quarter in the clinical trials segment, which is 100% subscription revenue based, grew from $35.5M at the end of the first quarter of 2013 to $45.7M at the end of the second quarter of 2013.

Quarter Results:
Results compared to the same quarter in the prior year on a GAAP basis are as follows (in millions, except per share data):

	Q2 2013	Q2 2012
Net sales	$57.2	$62.9
Operating income	1.3	3.4
Net loss	(28.1)	(5.9)
Net loss per diluted share	$(0.30)	$(0.06)

Cash balance at period end	$16.8	$33.7
Cash from business operations*	10.6	10.2

*See table at the back of this earnings release.

Pro forma results and other, non-GAAP measures compared to the same quarter in the prior year are as follows (in millions, except percentages and per share data):

	Q2 2013	Q2 2012
Pro forma results
Net sales	$57.6	$63.4
Adjusted net income	0.9	1.7
Adjusted EBITDA	8.5	13.6

Adjusted net income per diluted share	$0.01	$0.02
Adjusted EBITDA per diluted share	$0.09	$0.14

Non-GAAP and other measures
Subscription, maintenance & EDI revenue as % of net sales	65%	59%
Subscription and non-recurring backlog at period end	$86.8	$62.4
Days sales outstanding	120	99

A reconciliation of GAAP net income (loss) to adjusted net income and adjusted EBITDA is included after the financial information below.

Pro Forma Operating Group Results:

Results (in millions) for our operating groups are as follows:

	Three Months Ended June 30, 2013
	Healthcare	DNA	Corporate/Other	Total
Net sales:
Software and other	$14.3	$3.8		$18.1
Service	7.3	4.3		11.6
Maintenance	27.4	0.5		27.9
Total net sales	49.0	8.6		57.6
Gross Margin	27.7	4.6		32.3
Gross Margin %	56.5%	53.5%		56.1%
Expenses	23.4	3.7		27.1
Segment income (loss)	$4.3	$0.9		$5.2
Operating Margin %	8.7%	11.0%		9.1%
Net corporate/other expenses (1)			32.3	32.3
Loss before income taxes				(27.1)
Adj. EBITDA reconciling adjustments	4.0	1.5	30.1	35.6
Adjusted EBITDA	$8.3	$2.4	$(2.2)	$8.5
Adjusted EBITDA %	16.9%	27.9%		14.8%

(1)	Net corporate/other expenses include public company costs, corporate administration costs, acquisition-related expenses and net interest expense.

	Net Sales in the Three Months Ended June 30, 2013					Backlog as of June 30, 2013
	Healthcare		DNA			Healthcare		DNA
Revenue Source	$	%	$	%	Total	$	%	$	%	Total
Maintenance & EDI (1)	$27.4	55.9%	$0.5	5.8%	48.4%
Subscription	1.6	3.3%	8.1	94.2%	16.9%	$11.5	31.7%	$50.4	100.0%	71.3%
Non-recurring	20.0	40.8%	-	0.0%	34.7%	24.9	68.3%	-	0.0%	28.7%
Total	$49.0	100.0%	$8.6	100.0%	100.0%	$36.4	100.0%	$50.4	100.0%	100.0%
	85.1%		14.9%			41.9%		58.1%

(1)	Due to the variability in timing and length of maintenance renewals, we do not believe backlog for this revenue component is a meaningful disclosure.

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles or GAAP. This press release includes certain non-GAAP financial measures to supplement its GAAP information. Non-GAAP measures are not an alternative to GAAP and may be different from non-GAAP measures used by other companies. A quantitative reconciliation of GAAP net income available to common shareholders to adjusted net income and adjusted EBITDA is included after the financial information included in this press release.

Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to it and investors regarding financial and business trends related to results of operations, because certain charges, costs and expenses reflect events that are not essential to recurring business operations. In addition, management believes these non-GAAP measures provide investors useful information regarding the underlying performance of the post-acquisition business operations when compared to the pre-acquisition results of Merge and any significant acquired company.  Purchase accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments that are provided and discussed herein. Further, management believes that these non-GAAP measures improve its and investors’ ability to compare Merge’s financial performance with other companies in the technology industry. Management also uses financial statements that exclude these charges, costs and expenses for its internal budgets.  While GAAP results are more complete, these supplemental metrics are offered since, with reconciliations to GAAP, they may provide greater insight into our financial results. Management does not intend the presentation of these non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Additional information regarding the non-GAAP financial measures presented is as follows:

-	Pro forma revenue consists of GAAP revenue as reported, adjusted to add back the acquisition related sales adjustments (for all significant acquisitions) recorded for GAAP purposes.
-	Subscription revenue and the related backlog is comprised of software, hardware and professional services (including installation, training, etc.) contracted with and payable by the customer over a number of years. Generally, these contracts will include a minimum volume / dollar commitment. As such, the revenue from these transactions is recognized ratably over an extended period of time. These types of arrangements will include monthly payments (including leases), long-term clinical trials, and renewable annual software agreements (with very high renew rate), to specify a few contract methods.

-	Non-recurring revenue and related backlog represents revenue that we anticipate recognizing in future periods from signed customer contracts as of the end of the period presented. Non-recurring revenue is comprised of perpetual software license sales and includes licenses, hardware and professional services (including installation, training and consultative engineering services).
-	Adjusted net income consists of GAAP net income available to common stockholders, adjusted to exclude (a) acquisition-related costs, (b) debt extinguishment costs, (c) restructuring and other costs, (d) share-based compensation expense, (e) acquisition-related amortization (f) acquisition-related sales adjustments, and (g) acquisition-related cost of sales adjustments.
-	Adjusted EBITDA adjusts GAAP net income available to common stockholders for the items considered in adjusted net income as well as (a) remaining depreciation and amortization, (b) net interest expense and (c) income tax expense (benefit).
-	Cash from business operations reconciles the cash generated from such operations to the change in GAAP cash balance for the period by reflecting payments of liabilities associated with debt issuance and retirement activities, acquisitions, payments of acquisition related fees, interest payments and other payments and receipts of cash not generated by the business operations.

Management has excluded certain items from non-GAAP adjusted net income because it believes (i) the amount of certain expenses in any specific period may not directly correlate to the underlying performance of business operations and (ii) the adjustment facilitates comparisons of pre-acquisition results to post-acquisition results.  In addition, the following adjustments are described in more detail below:

-	Debt extinguishment expense is comprised of both non-cash expenses, such as the remaining unamortized balance of costs associated with the issuance of the old debt and unamortized balance of the discount when the old debt was issued, as well as contractually owed cash charges to the holders of the old debt to allow us to retire it early. Management excludes this expense from non-GAAP net income because it believes such expense does not directly correlate to the underlying performance of operations, rather is an expense that is specific to a transaction that we would expect to occur infrequently.
-	Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with significant acquisitions. Management excludes acquisition-related amortization expense from non-GAAP net income because it believes such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets.
-	Share-based compensation expense is a non-cash expense arising from the grant of stock awards to employees and is excluded from non-GAAP net income because management believes such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants to new employees resulting from acquisitions.
-	Acquisition-related sales and costs of sales adjustments reflect the fair value adjustment to deferred revenues acquired in connection with significant acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin to perform services-related software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the date the acquisition of a significant company was completed. Management adds back this deferred revenue adjustment, net of related costs, for non-GAAP revenue and non-GAAP net income because it believes the inclusion of this amount directly correlates to the underlying performance of operations and facilitates comparisons of pre-acquisition to post-acquisition results.

Notice of Conference Call
Merge will host a conference call at 8:30 AM ET on Friday, August 9, 2013.  The call will address second quarter results, followed by a business update on the company’s market outlook and strategies for the remainder of 2013.

Participants may preregister for this teleconference at http://emsp.intellor.com?p=412850&do=register&t=8.  Once the participant registers, a confirmation page will display dial-in numbers and a unique PIN, and the participant will also receive an email confirmation of this information.

A replay via the Internet or phone will be available after the call at http://www.merge.com/Company/Investors/Conference-Call-Info.aspx.

About Merge
Merge is a leading provider of clinical systems and innovations that seek to transform healthcare.  Merge’s enterprise and cloud-based solutions for image intensive specialties provide access to any image, anywhere, any time. Merge also provides health stations, clinical trials software and other health data and analytics solutions that engage consumers in their personal health. With solutions that are used by providers and consumers and include more than 25 years of innovation, Merge is helping to reduce costs and improve the quality of healthcare worldwide. For more information, visit merge.com.

Cautionary Notice Regarding Forward-Looking Statements
The matters discussed in this news release may include forward-looking statements, which could involve a number of risks and uncertainties. When used in this press release, the words “will,” “believes,” “intends,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied by, such forward-looking statements. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements.

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2013	2012
	(Unaudited)
Current assets:
Cash (including restricted cash)	$16,814	$35,875
Accounts receivable, net	75,388	72,065
Inventory	4,912	5,979
Prepaid expenses	5,446	4,972
Deferred income taxes	3,135	3,135
Other current assets	22,493	21,621
Total current assets	128,188	143,647

Property and equipment, net	4,495	4,964
Purchased and developed software, net	16,655	19,007
Other intangible assets, net	30,774	35,628
Goodwill	214,269	214,312
Deferred tax assets	3,798	7,041
Other assets	10,823	12,254
Total assets	$409,002	$436,853

Current liabilities:
Accounts payable	$30,659	$24,438
Notes payable	2,550	-
Interest payable	88	4,944
Accrued wages	5,913	5,881
Restructuring accrual	1,054	222
Other current liabilities	8,219	12,606
Deferred revenue	56,173	52,355
Total current liabilities	104,656	100,446

Notes payable, net of unamortized discount	249,942	250,046
Deferred income taxes	3,046	3,046
Deferred revenue	699	894
Income taxes payable	1,184	1,040
Other liabilities	2,445	3,920
Total liabilities	361,972	359,392
Total Merge shareholders' equity	46,611	77,011
Noncontrolling interest	419	450
Total shareholders' equity	47,030	77,461
Total liabilities and shareholders' equity	$409,002	$436,853

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net sales
Software and other	$17,879	$25,262	$41,450	$48,019
Professional services	11,552	9,856	23,675	19,296
Maintenance and EDI	27,762	27,768	55,702	56,549
Total net sales	57,193	62,886	120,827	123,864
Cost of sales
Software and other	9,638	11,468	21,405	19,997
Professional services	6,394	6,012	12,919	11,904
Maintenance and EDI	7,370	7,915	15,459	16,598
Depreciation and amortization	1,810	1,901	3,620	3,780
Total cost of sales	25,212	27,296	53,403	52,279
Gross margin	31,981	35,590	67,424	71,585
Operating costs and expenses:
Sales and marketing	10,088	10,743	20,454	21,667
Product research and development	8,447	8,450	16,972	16,042
General and administrative	8,829	7,409	15,948	16,046
Acquisition-related expenses	158	2,844	427	3,206
Restructuring and other expenses	573	-	1,802	-
Depreciation, amortization and impairment	2,594	2,725	5,247	5,532
Total operating costs and expenses	30,689	32,171	60,850	62,493
Operating income	1,292	3,419	6,574	9,092
Other expense, net	(28,700)	(7,177)	(37,460)	(15,108)
Loss before income taxes	(27,408)	(3,758)	(30,886)	(6,016)
Income tax expense	712	2,121	3,727	1,726
Net loss	(28,120)	(5,879)	(34,613)	(7,742)
Less: noncontrolling interest's share	(13)	3	(31)	(18)
Net loss available to common shareholders	$(28,107)	$(5,882)	$(34,582)	$(7,724)

Net loss per share - basic	$(0.30)	$(0.06)	$(0.37)	$(0.08)

Weighted average number of common shares outstanding - basic	93,489,178	92,103,421	93,396,622	91,718,685

Net loss per share - diluted	$(0.30)	$(0.06)	$(0.37)	$(0.08)

Weighted average number of common shares outstanding - diluted	93,489,178	92,103,421	93,396,622	91,718,685

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

		Six Months Ended
		June 30,
		2013	2012
		(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss		$(34,613)	$(7,742)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization		8,867	9,312
Share-based compensation		3,301	2,817
Change in contingent consideration for acquisitions		-	2,169
Amortization of notes payable issuance costs & discount		1,049	1,319
Loss on extinguishment of debt		23,822	-
Provision for doubtful accounts receivable and allowances, net of recoveries		723	988
Deferred income taxes		3,243	1,446
Unrealized (gain) loss on equity security		366	(1,058)
Net change in assets and liabilities (net of effects of acquisitions)		(9,229)	(12,366)
Net cash used in operating activities		(2,471)	(3,115)
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired		-	(876)
Purchases of property, equipment and leasehold improvements		(845)	(2,403)
Net cash used in investing activities		(845)	(3,279)
Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan		793	838
Proceeds from debt issuance		252,450	-
Retirement of debt		(252,000)	-
Penalty for early extinguishment of debt		(16,863)	-
Principal payments on notes payable		(7)	(34)
Principal payments on capital leases		(148)	(101)
Net cash provided by (used in) financing activities		(15,775)	703
Effect of exchange rate changes on cash		30	147
Net decrease in cash and cash equivalents		(19,061)	(5,544)
Cash and cash equivalents, beginning of period (net of restricted cash)	(1)	35,062	38,565
Cash and cash equivalents, end of period (net of restricted cash)	(2)	$16,001	$33,021

(1)	Restricted cash of $813 and $707 as of December 31, 2012 and 2011, respectively.
(2)	Restricted cash of $813 and $707 as of June 30, 2013 and 2012, respectively.

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS TO ADJUSTED EBITDA
(in thousands, except for share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net loss available to common shareholders of Merge	$(28,107)	$(5,882)	$(34,582)	$(7,724)
Acquisition-related costs	158	2,844	427	3,206
Debt extinguishment costs	23,822	-	23,822	-
Restructuring and other	573	-	1,802	-
Share-based compensation expense	1,658	1,617	3,301	2,816
Amortization of significant acquisition intangibles	2,506	2,726	5,013	5,452
Acquisition-related sales adjustments	357	483	743	1,057
Acquisition-related cost of sales adjustments	(39)	(74)	(116)	(203)
Adjusted net income	$927	$1,714	$411	$4,604
Depreciation and amortization	1,898	1,900	3,854	3,860
Net interest expense	4,912	7,840	12,957	15,880
Income tax expense	712	2,121	3,727	1,726
Adjusted EBITDA	$8,450	$13,575	$20,949	$26,070

Adjusted net income per share - diluted	$0.01	$0.02	$0.00	$0.05
Adjusted EBITDA per share - diluted	$0.09	$0.14	$0.22	$0.28
Fully diluted shares (if net income)	95,442,178	94,078,015	95,164,253	94,656,923

	Pro Forma Three Months Ended June 30,		Pro Forma Six Months Ended June 30,
	2013	2012	2013	2012
Net loss available to common shareholders of Merge	$(27,789)	$(5,473)	$(33,955)	$(6,870)
Acquisition-related costs	158	2,844	427	3,206
Debt extinguisment costs	23,822	-	23,822	-
Restructuring and other	573	-	1,802	-
Share-based compensation expense	1,658	1,617	3,301	2,816
Amortization of significant acquisition intangibles	2,506	2,726	5,013	5,452
Adjusted net income	$927	$1,714	$411	$4,604
Depreciation and amortization	1,898	1,900	3,854	3,860
Net interest expense	4,912	7,840	12,957	15,880
Income tax expense	712	2,121	3,727	1,726
Adjusted EBITDA	$8,450	$13,575	$20,949	$26,070

Adjusted net income per share - diluted	$0.01	$0.02	$0.00	$0.05
Adjusted EBITDA per share - diluted	$0.09	$0.14	$0.22	$0.28
Fully diluted shares (if net income)	95,442,178	94,078,015	95,164,253	94,656,923

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CASH FROM BUSINESS OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(amounts in millions)
Cash received from (paid for):
Issuance of debt, net of OID of $2.5	$252.5	$-	$252.5	$-
Debt issuance costs	(3.9)	-	(3.9)	-
Retirement of debt, including prepayment penalty of $16.8	(268.9)	-	(268.9)	-
Interest paid	(17.0)	(14.8)	(17.0)	(14.8)
Acquisitions	-	(0.4)	-	(0.9)
Restructuring initiatives	(0.8)	(0.3)	(1.0)	(0.5)
Acquisition related costs	-	(0.3)	(0.2)	(0.5)
Proceeds from stock option exercises	0.3	-	0.6	0.7
Property and equipment purchases	(0.5)	(0.6)	(0.9)	(2.3)
Business operations	10.6	10.2	19.7	12.7
Decrease in cash	$(27.7)	$(6.2)	$(19.1)	$(5.6)